Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
July 26, 2018

CULLEN/FROST REPORTS SECOND QUARTER RESULTS
Board declares third quarter dividend on common and preferred stock

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported second quarter 2018 results. Net income available to common shareholders for the second quarter of 2018 was $109.3 million, compared to $83.5 million in the second quarter of 2017, representing an increase of 31 percent. On a per-share basis, net income available to common shareholders for the second quarter of 2018 was $1.68 per diluted common share, compared to $1.29 per diluted common share reported a year earlier. Returns on average assets and average common equity were 1.43 percent and 14.03 percent, respectively, for the second quarter of 2018 compared to 1.11 percent and 11.07 percent, respectively, for the same period a year earlier.

For the second quarter of 2018 net interest income was $237.3 million, up 10.5 percent compared to the same quarter in 2017. Average loans for the second quarter of 2018 increased $1.3 billion or 10.3 percent, to $13.5 billion, from the $12.3 billion reported for the second quarter a year earlier. Average deposits for the quarter were $26.1 billion compared to $25.7 billion reported for last year's second quarter, an increase of 1.6 percent.

“Our strong second-quarter earnings are the result of Frost bankers executing our strategy over the past several quarters,” said Cullen/Frost Chairman and CEO Phil Green. “Our commitment to sustainable, organic growth and providing an attractive value proposition has resonated with our customers and prospects. The Texas economy continued to grow robustly in the second quarter, with year-to-date job growth of 3.6 percent through May, and Frost bankers in all our regions continued to deliver great experiences for our customers.”
For the first six months of 2018, net income available to common shareholders was $213.8 million, up 28 percent compared to $166.5 million for the first six months of 2017. Diluted EPS available to common shareholders for the first six months was $3.30 compared to $2.57 in the year-earlier period. Returns on average assets and average common equity for the first six months of 2018 were 1.39 percent and 13.83 percent, respectively, compared to 1.11 percent and 11.31 percent, respectively, for the same period in 2017.

Noted financial data for the second quarter of 2018 follows:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the second quarter of 2018 were 12.69 percent, 13.40 percent and 15.29 percent, respectively, and continue to be in excess of well-capitalized levels. Current capital ratios exceed Basel III fully phased-in requirements.

•
Net interest income of $237.3 million represented a 10.5 percent increase over the prior year period. Net interest margin was 3.64 percent for the second quarter of 2018, a 12 basis point increase over the first quarter of 2018 net interest margin of 3.52 percent. This compares to 3.70 percent in the second quarter of 2017 based on a 35 percent tax rate, and 3.38 percent had the current 21 percent tax rate been in place.

•
Non-interest income for the second quarter of 2018 totaled $85.1 million, an increase of $4.0 million, or 4.9 percent, compared to $81.1 million reported for the second quarter of 2017. Other non-interest income totaled $11.6 million, increasing $4.7 million compared to the second quarter of 2017. This increase was primarily related to recoveries of prior write-offs of $1.7 million, distributions on private equity investments of $1.2 million, and gains on the sale of properties of $885,000. Trust and investment management fees were $29.1 million, up $1.4 million, or 5.0 percent, from the second quarter of 2017. The increase was primarily driven by higher trust investment fees and oil and gas fees. Insurance commissions and fees were $10.6 million, up $828,000 or 8.5 percent, compared to the $9.7 million reported in the second quarter a year earlier.

•
Non-interest expense was $188.9 million for the second quarter of 2018, up $857,000 or 0.5 percent compared to the $188.1 million reported for the second quarter a year earlier. Total salaries rose $4.2 million, or 5.2 percent, to $85.2 million, and were impacted by an increase in the number of employees and by normal annual merit and market increases, as well as an increase in incentive compensation. Technology, furniture and equipment expense for the second quarter increased by $2.2 million, or 12.1 percent, from the second quarter of 2017. The increase was primarily driven by increases in software maintenance, software amortization, and service contracts expense. Other non-interest expense was $40.9 million in the second quarter of 2018, a decrease of $4.5 million, or 10.0 percent, from the second quarter a year earlier. A decrease in fraud losses (down $2.2 million) and lower advertising/promotions expense (down $1.9 million) were partly offset by costs related to our previously mentioned data security incident of $937,000, settlement costs of $879,000, and a $500,000 contribution to our charitable foundation.

•
For the second quarter of 2018, the provision for loan losses was $8.3 million, while net charge-offs totaled $7.9 million. This compares with a provision for loan losses of $6.9 million and $12.4 million in net charge-offs for the first quarter of 2018, and a provision for loan losses of $8.4 million and $11.9 million in net charge-offs in the second quarter of 2017. The allowance for loan losses as a percentage of total loans was 1.10 percent at June 30, 2018, compared to 1.12 percent at the end of the first quarter of 2018 and 1.20 percent at the end of the second quarter of 2017. Non-performing assets were $122.8 million at the end of the second quarter of 2018, compared to $136.6 million at the end of the first quarter of 2018 and $90.2 million at the end of the second quarter of 2017.

•
The interchange and debit card transaction fees category of non-interest income and the other expense category were each impacted by our adoption at the beginning of 2018 of a new accounting standard that affects how we report revenues and network costs associated with ATM and debit card network transactions. Prior to 2018, we recognized such revenues and network costs on a gross basis. Beginning in 2018, ATM and debit card transaction fees are reported net of related network costs. For the three months ended June 30, 2018, gross interchange and debit card transaction fees totaled $6.5 million while related network costs totaled $3.0 million. On a net basis, we reported $3.4 million as interchange and debit card transaction fees. See note 2 on page 6 of this release, and our forthcoming form 10-Q for more information on the effects of this and other accounting changes.

The Cullen/Frost board declared a third quarter cash dividend of $0.67 per common share, payable on September 14, 2018, to shareholders of record on August 31, 2018. The board of directors also declared a cash dividend of
$0.3359375 per share of the Noncumulative Perpetual Preferred Stock, Series A, which trades on the NYSE under the symbol "CFR PrA." The Series A Preferred Stock dividend is payable on September 17, 2018, to shareholders of record on August 31, 2018.

Cullen/Frost Bankers, Inc. will host a conference call on Thursday, July 26, 2018, at 10 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode via webcast on our investor relations website linked below, or by phone at 1-800-944-6430.
Digital playback of the conference call will be available after 2 p.m. CT until midnight Sunday, July 29, 2018 at 855-859-2056 with Conference ID # of 6647169. The call will also be available by webcast at the URL listed below after 2 p.m. CT on the day of the call.

Cullen/Frost investor relations website: www.frostbank.com/investor-relations/

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $30.7 billion in assets at June 30, 2018. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	The cost and effects of failure, interruption, or breach of security of our systems.

•	Acquisitions and integration of acquired businesses.

•	Our ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2018		2017
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$237,270	$229,748	$223,914	$219,211	$214,788
Net interest income (1)	260,531	252,536	268,611	264,406	258,020
Provision for loan losses	8,251	6,945	8,102	10,980	8,426
Non-interest income:
Trust and investment management fees	29,121	29,587	28,985	27,493	27,727
Service charges on deposit accounts	21,142	20,843	21,248	20,967	21,198
Insurance commissions and fees	10,556	15,980	11,728	10,892	9,728
Interchange and debit card transaction fees (2)	3,446	3,158	6,082	5,884	5,692
Other charges, commissions and fees	9,273	9,007	9,948	10,493	9,898
Net gain (loss) on securities transactions	(60)	(19)	(24)	(4,867)	(50)
Other	11,588	12,889	12,108	10,753	6,887
Total non-interest income (2)	85,066	91,445	90,075	81,615	81,080

Non-interest expense:
Salaries and wages	85,204	86,683	89,173	84,388	80,995
Employee benefits	17,907	21,995	17,022	17,730	18,198
Net occupancy	19,455	19,740	18,190	19,391	19,153
Technology, furniture and equipment	20,459	19,679	19,352	18,743	18,250
Deposit insurance	4,605	4,879	4,781	4,862	5,570
Intangible amortization	369	388	402	405	438
Other (2)	40,909	43,247	47,360	41,304	45,447
Total non-interest expense (2)	188,908	196,611	196,280	186,823	188,051
Income before income taxes	125,177	117,637	109,607	103,023	99,391
Income taxes	13,836	11,157	9,083	9,892	13,838
Net income	111,341	106,480	100,524	93,131	85,553
Preferred stock dividends	2,015	2,016	2,016	2,016	2,015
Net income available to common shareholders	$109,326	$104,464	$98,508	$91,115	$83,538

PER COMMON SHARE DATA
Earnings per common share - basic	$1.70	$1.63	$1.54	$1.43	$1.30
Earnings per common share - diluted	1.68	1.61	1.53	1.41	1.29
Cash dividends per common share	0.67	0.57	0.57	0.57	0.57
Book value per common share at end of quarter	49.53	48.58	49.68	48.24	47.95

OUTSTANDING COMMON SHARES
Period-end common shares	63,904	63,794	63,476	63,114	64,226
Weighted-average common shares - basic	63,837	63,649	63,314	63,667	64,061
Dilutive effect of stock compensation	1,062	1,013	981	898	974
Weighted-average common shares - diluted	64,899	64,662	64,295	64,565	65,035

SELECTED ANNUALIZED RATIOS
Return on average assets	1.43%	1.36%	1.26%	1.19%	1.11%
Return on average common equity	14.03	13.62	12.66	11.71	11.07
Net interest income to average earning assets (1)	3.64	3.52	3.70	3.73	3.70

(1) Taxable-equivalent basis assuming a 21% tax rate for 2018 and 35% tax rate for 2017.
(2) Beginning in 2018, in connection with the adoption of a new accounting standard, interchange and debit card transaction fees are reported net of related network costs. Prior to 2018, such network costs were reported separately as a component of other non-interest expense. For comparative purposes, interchange and debit card transaction fees reported net of related network costs would have totaled $2,801, $2,904 and $3,233 in the second, third and fourth quarters of 2017, respectively.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2018		2017
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$13,537	$13,295	$12,879	$12,587	$12,275
Earning assets	28,647	29,002	29,012	28,342	28,064
Total assets	30,758	31,131	31,107	30,390	30,124
Non-interest-bearing demand deposits	10,629	10,972	11,098	10,756	10,694
Interest-bearing deposits	15,440	15,457	15,286	14,994	14,967
Total deposits	26,069	26,429	26,384	25,750	25,661
Shareholders' equity	3,270	3,255	3,232	3,232	3,172

Period-End Balance:
Loans	$13,712	$13,364	$13,146	$12,706	$12,512
Earning assets	28,494	29,414	29,595	28,941	28,084
Goodwill and intangible assets	659	660	660	660	661
Total assets	30,687	31,459	31,748	30,990	30,206
Total deposits	25,996	26,678	26,872	26,403	25,614
Shareholders' equity	3,310	3,243	3,298	3,189	3,224
Adjusted shareholders' equity (1)	3,373	3,297	3,218	3,131	3,173

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$150,226	$149,885	$155,364	$154,303	$149,558
As a percentage of period-end loans	1.10%	1.12%	1.18%	1.21%	1.20%

Net charge-offs:	$7,910	$12,424	$7,041	$6,235	$11,924
Annualized as a percentage of average loans	0.23%	0.38%	0.22%	0.20%	0.39%

Non-performing assets:
Non-accrual loans	$119,181	$123,152	$150,314	$143,104	$86,413
Restructured loans	—	12,058	4,862	4,815	1,696
Foreclosed assets	3,643	1,371	2,116	2,094	2,041
Total	$122,824	$136,581	$157,292	$150,013	$90,150
As a percentage of:
Total loans and foreclosed assets	0.90%	1.02%	1.20%	1.18%	0.72%
Total assets	0.40	0.43	0.50	0.48	0.30

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.69%	12.69%	12.42%	12.38%	12.81%
Tier 1 Risk-Based Capital Ratio	13.40	13.42	13.16	13.14	13.59
Total Risk-Based Capital Ratio	15.29	15.36	15.15	15.19	15.65
Leverage Ratio	9.02	8.62	8.46	8.39	8.61
Equity to Assets Ratio (period-end)	10.78	10.31	10.39	10.29	10.67
Equity to Assets Ratio (average)	10.63	10.46	10.39	10.63	10.53

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Six Months Ended
	June 30,
	2018	2017
CONDENSED INCOME STATEMENTS

Net interest income	$467,018	$423,297
Net interest income (1)	513,067	510,413
Provision for loan losses	15,196	16,378
Non-interest income:
Trust and investment management fees	58,708	54,197
Service charges on deposit accounts	41,985	41,967
Insurance commissions and fees	26,536	23,549
Interchange and debit card transaction fees (2)	6,604	11,266
Other charges, commissions and fees	18,280	19,490
Net gain (loss) on securities transactions	(79)	(50)
Other	24,477	14,361
Total non-interest income (2)	176,511	164,780

Non-interest expense:
Salaries and wages	171,887	163,507
Employee benefits	39,902	39,823
Net occupancy	39,195	38,390
Furniture and equipment	40,138	36,240
Deposit insurance	9,484	10,485
Intangible amortization	757	896
Other (2)	84,156	86,625
Total non-interest expense (2)	385,519	375,966
Income before income taxes	242,814	195,733
Income taxes	24,993	25,239
Net income	217,821	170,494
Preferred stock dividends	4,031	4,031
Net income available to common shareholders	$213,790	$166,463

PER COMMON SHARE DATA
Earnings per common share - basic	$3.33	$2.59
Earnings per common share - diluted	3.30	2.57
Cash dividends per common share	1.24	1.11
Book value per common share at end of quarter	49.53	47.95

OUTSTANDING COMMON SHARES
Period-end common shares	63,904	64,226
Weighted-average common shares - basic	63,743	63,901
Dilutive effect of stock compensation	1,044	988
Weighted-average common shares - diluted	64,787	64,889

SELECTED ANNUALIZED RATIOS
Return on average assets	1.39%	1.11%
Return on average common equity	13.83	11.31
Net interest income to average earning assets (1)	3.58	3.67

(1) Taxable-equivalent basis assuming a 21% tax rate for 2018 and a 35% tax rate for 2017.
(2) Beginning in 2018, in connection with the adoption of a new accounting standard, interchange and debit card transaction fees are reported net of related network costs. Prior to 2018, such network costs were reported separately as a component of other non-interest expense. For comparative purposes, interchange and debit card transaction fees reported net of related network costs would have totaled $5,152 for the six months ended June 30, 2017.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Six Months Ended
	June 30,
	2018	2017
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$13,416	$12,183
Earning assets	28,824	28,036
Total assets	30,940	30,135
Non-interest-bearing demand deposits	10,799	10,710
Interest-bearing deposits	15,449	15,030
Total deposits	26,248	25,740
Shareholders' equity	3,263	3,114

Period-End Balance:
Loans	$13,712	$12,512
Earning assets	28,494	28,084
Goodwill and intangible assets	659	661
Total assets	30,687	30,206
Total deposits	25,996	25,614
Shareholders' equity	3,310	3,224
Adjusted shareholders' equity (1)	3,373	3,173

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$150,226	$149,558
As a percentage of period-end loans	1.10%	1.20%

Net charge-offs:	$20,334	$19,865
Annualized as a percentage of average loans	0.31%	0.33%

Non-performing assets:
Non-accrual loans	$119,181	$86,413
Restructured loans	—	1,696
Foreclosed assets	3,643	2,041
Total	$122,824	$90,150
As a percentage of:
Total loans and foreclosed assets	0.90%	0.72%
Total assets	0.40	0.30

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.69%	12.81%
Tier 1 Risk-Based Capital Ratio	13.40	13.59
Total Risk-Based Capital Ratio	15.29	15.65
Leverage Ratio	9.02	8.61
Equity to Assets Ratio (period-end)	10.78	10.67
Equity to Assets Ratio (average)	10.55	10.33

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).